Exhibit 8.1
Tax Opinion
September 25, 2009
Bluerock Enhanced Multifamily Trust, Inc.
680 5th Avenue, 16th Floor
New York, New York 10019

Re:	Registration on Securities Form S-11 Relating to Shares of Common Stock of Bluerock Enhanced Multifamily Trust, Inc.
Ladies and Gentlemen:
     We are acting as tax counsel to Bluerock Enhanced Multifamily Trust, Inc., a Maryland corporation (the “Company”), in connection with its Registration Statement on Form S-11 (File No. 333-153135), and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), with respect to the offer and sale of up to 130,000,000 shares of common stock of the Company, par value $0.01 per share (the “Offered Shares”). The capitalized terms used in this letter and not otherwise defined herein shall have the meaning ascribed to them in the latest dated Prospectus of the Company included in the Company’s Registration Statement (the “Prospectus”).
     You have requested our opinions relating to the Company pursuant to Item 601(b)(8) of Regulation S-K regarding (i) the qualification of the Company as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the accuracy of the discussion of U.S. federal income tax considerations contained under the caption “FEDERAL INCOME TAX CONSIDERATIONS” in the Prospectus.
     For purposes of this opinion letter, we have examined and relied upon the following documents:
(1)	A copy of the Prospectus;

(2)	The charter of the Company, filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on July 25, 2008 and certified by the SDAT, and as certified by the Secretary of the Company as being complete, accurate and in effect;

(3)	A copy of the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company as being complete, accurate and in effect;

(4)	A copy of the Certificate of Limited Partnership of Bluerock Enhanced Multifamily Holdings, L.P., a Delaware limited partnership (the

“Operating Partnership”), as certified by the general partner of such partnership on the date hereof as being complete, accurate and in effect, and the Amended and Restated Limited Partnership Agreement of the Operating Partnership;
(5)	Factual representations of the Company and certain of its officers contained in the Representation Letter dated as of even date herewith, delivered to us by the Company; and

(6)	Such other additional instruments and documents, factual representations of the Company and of certain other persons, and such matters of law, all as we have deemed necessary or appropriate for purposes of this opinion.
     In our examination, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the capacity of each person executing a document to so act. For purposes of the opinions contained herein, we have assumed, with your consent, the following:
(1)	that the documents shown to us are complete and we have been shown all modifications to such documents;

(2)	that the documents listed above that have been reviewed in proposed or draft form will be executed in substantially the same form as the documents that we have reviewed;

(3)	that the factual representations set forth in the Representation Letter are true, accurate and complete as of the date hereof;

(4)	that any representation made in the Representation Letter “to the knowledge of” or similarly qualified is correct without such qualification;

(5)	that the Operating Partnership has a valid legal existence under the laws of the state in which it was formed and has operated in accordance with the laws of such state; and

(6)	that all obligations imposed by the documents listed above on the parties thereto, and all obligations described in the Prospectus, as amended, that are assumed, represented or intended to be effected by the Company in such documents to maintain its status as a REIT, have been and will be performed or satisfied in accordance with their terms.
     Our opinions are based upon the facts described in the Prospectus (and all amendments thereto), in such documents as described above and upon facts as they have been represented to us or determined by us as of this date. Any inaccuracies in or alterations of such facts may adversely affect our opinions, and, thus, our opinions cannot be relied upon if any of the facts contained in such documents are, or later become, inaccurate or if any of the representations made to us are, or later become, inaccurate. For purposes of our opinions, we have relied upon the representations made by the officers and directors of the Company as set forth in the Prospectus (and all amendments thereto) and elsewhere, including the Representation Letter, and we have not made an independent investigation of the facts or representations set forth in such documents. Further, our opinions are based upon existing statutory law and current applicable Treasury Regulations promulgated or proposed under the Code, current published administrative positions of the Internal Revenue Service (the “Service”), and judicial decisions, all of which are subject to change either prospectively or retroactively, which changes could cause the opinions rendered herein to no longer be valid.
     Based on the foregoing, we are of the opinion that:
     (i) The Company will be organized in conformity with the requirements for qualification as a REIT commencing with the Company’s taxable year in which the Company satisfies the minimum offering requirement and the Company’s organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code commencing with such taxable year. The Company’s status as a REIT at any time during such year and subsequent years is dependent upon, among other things, the Company meeting the requirements of Sections 856 through 860 of the Code throughout such year and for the year as a whole. Accordingly, because the Company’s satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, it is not possible to assure that the Company will satisfy the requirements to qualify as a REIT for the Company’s taxable year in which the Company satisfies the minimum offering requirement or subsequent years; and
     (ii) The statements in the Prospectus set forth under the caption “FEDERAL INCOME TAX CONSIDERATIONS,” to the extent such statements constitute matters of federal income tax law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.
     The opinions contained herein have no binding effect on the Service or official status of any kind. Thus, in the absence of a letter ruling from the Service, there can be no assurance that the Service will not challenge the conclusions or propriety of any of our opinions, nor can there be assurance that, if challenged, the Company will prevail on such issues. In addition, the federal income tax laws are uncertain as to many of the tax matters material to an investment in the Company and, therefore, it is not possible to predict with certainty future legal developments, including the manner in which courts will decide various issues if litigated. Accordingly, there can be no assurance of the outcome of the issues on which we are opining.
     The foregoing opinions are limited to the United States federal income tax matters addressed herein. No other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality, and no opinions other than those expressly contained herein may be inferred or implied. We have not opined on any other tax consequences to the Company or any other person. We undertake no obligation to update the opinions expressed herein after the date of this letter or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. This opinion letter speaks only as of the date hereof. Except as provided in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior express written consent.
     This opinion letter is being furnished to you for submission to the Securities Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,

        /s/ ALSTON & BIRD LLP